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                      EATON VANCE SPECIAL INVESTMENT TRUST

             Amendment dated June 23, 1997 to Declaration of Trust

      WHEREAS, the Trustees of Eaton Vance Special Investment Trust, a Massachusetts business trust (the "Trust"), have previously designated separate series (or "Funds"); and

      WHEREAS, in connection with a reorganization of the Funds the Trustees now desire to rename certain of the Funds, establish and designate classes of shares for such Funds, and terminate certain other Funds effective with the end of their current fiscal year ends pursuant to the Trust's Amended and Restated Declaration of Trust dated September 27, 1993 (the "Declaration of Trust");

      NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust, hereby:

      1. Rename the Funds effective January 1, 1998 listed below as follows:

                        Eaton Vance Emerging Markets Fund
                  (formerly EV Marathon Emerging Markets Fund)
                         Eaton Vance Greater India Fund
                  (formerly EV Marathon Greater India Fund)
                           Eaton Vance Investors Fund
                   (formerly EV Traditional Investors Fund)
                        Eaton Vance Special Equities Fund
                 (formerly EV Traditional Special Equities Fund)
                             Eaton Vance Stock Fund
                      (formerly EV Traditional Stock Fund)
                          Eaton Vance Total Return Fund
                   (formerly EV Traditional Total Return Fund)

      2. Each Fund shall have classes of shares established and designated as Class A, Class B, Class C and Class I shares on January 1, 1998, and the Trustees may designate additional classes in the future. For purposes of allocating liabilities among classes, each class of a series shall be treated in the same manner as a separate series.

      3. Series of Trust with the designations: EV Traditional Emerging Markets Fund; EV Traditional Greater India Fund; EV Classic Investors Fund; EV Marathon Investors Fund; EV Classic Special Equities Fund; EV Marathon Special Equities Fund; EV Classic Stock Fund; EV Marathon Stock Fund; EV Classic Total Return Fund; and EV Marathon Total Return Fund shall be terminated on January 1, 1998.

Dated:  June 23, 1997


/s/ Donald R. Dwight                      /s/ Samuel L. Hayes, III
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    Donald R. Dwight                          Samuel L. Hayes, III

/s/ M. Dozier Gardner                     /s/ Norton H. Reamer
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    M. Dozier Gardner                         Norton H. Reamer

/s/ James B. Hawkes                       /s/ John L. Thorndike
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    James B. Hawkes                           John L. Thorndike

                  /s/ Jack L. Treynor
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                      Jack L. Treynor